UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

ASA (BERMUDA) LIMITED

(Name of Registrant as Specified In Its Charter)

HBK Investments L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HBK Investments L.P. (“HBK”) issued a press release on July 14, 2005 regarding the special general meeting of the shareholders of ASA (Bermuda) Limited (“ASA”) to be held on July 21, 2005 (the “July 21 Meeting”), a copy of which is attached hereto as Exhibit A.

HBK is recommending to ASA shareholders that they not participate in the July 21 Meeting, and as a consequence HBK may be deemed to be engaged in a solicitation within the meaning of Regulation 14A of the Securities and Exchange Commission (“SEC”). Further, HBK may determine to solicit votes against the proposal of ASA management to expand ASA’s investment policies in connection with the July 21 Meeting or any further adjournment thereof or any subsequent meeting called to consider such a proposal, in which case HBK will file a proxy statement and accompanying proxy card with the SEC.

IN THE EVENT THAT HBK MAKES A DETERMINATION TO FILE A PROXY STATEMENT WITH THE SEC IN CONNECTION WITH THE ACTIVITIES DESCRIBED ABOVE, HBK STRONGLY ADVISES ALL ASA SHAREHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS MADE AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT, IF FILED, WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN ANY SUCH SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT, WHEN AND IF FILED, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO JON L. MOSLE, HBK INVESTMENTS L.P., AT (214) 758-6107.

Information regarding HBK and its principals and their direct and indirect beneficial ownership of ASA shares is available in the Schedule 13D/A of HBK filed with the SEC on July 14, 2005.

Exhibit A

July 14, 2005 07:43 PM US Central Timezone

HBK Investments L.P. Calls for ASA (Bermuda) Limited to Tender for Shares, Encourages Shareholders to Retract Votes and Abstain from Voting at July 21 Shareholders’ Meeting

NEW YORK—(BUSINESS WIRE)—July 14, 2005—HBK Investments L.P. (“HBK”), a beneficial owner of more than 5% of the common stock of ASA (Bermuda) Limited (“ASA”), opposes the proposed expansion of the investment policies of ASA to be considered at the special general meeting of ASA shareholders on July 21, 2005. Additionally, HBK has requested that ASA take action to reduce the discount at which its shares trade to net asset value by extending a series of in-kind tender offers for its shares at net asset value. Until such an offer is made, HBK has determined to abstain from voting on management’s proposal, and encourages other shareholders to do the same.

The shares of ASA have traded at a continuous discount to net asset value since mid-2003, and nearly continuously since mid-1999. The fund has also significantly underperformed both gold and South African equities for years. HBK believes that it would be foolish to expand the mandate of ASA when management is not successfully executing on its existing mandate. If they can not succeed in their area of greatest expertise, HBK believes that it would not be appropriate to let them invest elsewhere.

Further, HBK believes that it is the responsibility of the management of ASA to take action to reduce the discount at which ASA shares trade to net asset value, and that the best strategy for ASA to address the existing discount would be to extend a series of in-kind tender offers for its shares at net asset value. The initial offer should be for 50% of shares outstanding, and subsequent offers should be made semi-annually for 5% of shares outstanding.

There are numerous direct precedents for this. The Mexico Fund, the Brazil Fund, and the Korea Fund each have pursued similar programs, and in each case the anticipation of the tender programs or the tender programs themselves led to a sharp decrease in the discount each fund’s shares traded to such fund’s net asset value. HBK believes that the suggested series of in-kind tender offers would cause ASA to experience a similarly sharp decrease in discount.

HBK believes that shareholders will benefit from these in-kind tenders, either by tendering their shares or by the expected appreciation of those shares as other investors purchase ASA shares in the market in anticipation of the tender.

Shareholders can pressure management of ASA by opposing their desired mandate changes. Management of ASA intends to bring these to a vote for the third time on July 21, 2005, and HBK believes that the most effective action that shareholders can take is not to vote at all. If holders of fewer than a majority of the outstanding ASA shares are present or represented by proxy at the reconvened July 21 shareholders meeting, management will be unable to pass its proposal to change the fund’s mandate.

In order to insure that HBK is not treated as present or represented by proxy at the July 21 meeting, HBK has obtained a legal proxy to vote its ASA shares from its nominee holder and will not attend or submit that proxy at the July 21 meeting. HBK encourages other shareholders to do the same. HBK believes that this action is preferable to voting against management.

Any shareholder who does not wish its ASA shares to be represented at the July 21 shareholders meeting should contact its broker or prime broker and request a “legal proxy” for such shares in connection with the July 21 meeting. The broker should then send you a document which will entitle you to vote your ASA shares at the meeting. So long as you do not attend the meeting or vote the ASA shares covered by the proxy, your shares will not be counted as present at the meeting. Notwithstanding the foregoing, if a proxy with respect to your ASA shares has previously been submitted in connection with the adjourned June 9 or July 7 meeting or the reconvened July 21 meeting, to insure that your shares are not treated as present at the reconvened July 21 meeting, you should additionally revoke that proxy by written instrument delivered to the Secretary, c/o ASA (Bermuda) Limited, 11 Summer Street, 4th Floor, Buffalo, NY 14209.

HBK may determine to solicit votes against the proposal of ASA management to expand ASA’s investment policies in connection with the July 21 Meeting or any further adjournment thereof or any subsequent meeting called to consider such a proposal, in which case HBK will file a proxy statement and accompanying proxy card with the SEC.

IN THE EVENT THAT HBK MAKES A DETERMINATION TO FILE A PROXY STATEMENT WITH THE SEC IN CONNECTION WITH THE ACTIVITIES DESCRIBED ABOVE, HBK STRONGLY ADVISES ALL ASA SHAREHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS MADE AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT, IF FILED, WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN ANY SUCH SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT, WHEN AND IF FILED, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO JON L. MOSLE, HBK INVESTMENTS L.P., AT 214-758-6107.

Information regarding HBK and its principals and their direct and indirect beneficial ownership of ASA shares is available in the Schedule 13D/A of HBK filed with the SEC on July 14, 2005.

Contacts

HBK Investments L.P.

Michael Stern, 212-588-5144